Exhibit 99.1
For Immediate Release
Corel Corporation Responds to Inquiries Regarding Recent Stock Activity
OTTAWA, Canada — June 12, 2009 —In response to inquiries related to a recent increase in trading volume and trading prices, Corel Corporation (the “Company”) (NASDAQ: CREL; TSX: CRE) today confirmed that it is not aware of any undisclosed material changes relating to the Company or its business.
Forward Looking Statements:
This news release includes forward-looking statements which are based on estimates and assumptions made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances including but not limited to general economic conditions, product pricing levels and competitive intensity, and new product introductions.
Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include the recent disruption in the overall economy and financial and credit markets, which may adversely impact our operations and financial results as well as our ability to obtain financing required to grow our business and make acquisitions. We may experience fluctuations in our operating results depending on the timing and success of product releases. Our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets, establish relationships with new original equipment manufacturer customers, or increase penetration of our installed base to achieve revenue growth. The long-term trend in our business reflects growth in revenues from acquisitions, which give rise to their own risks and challenges, rather than from our existing products, and that recent growth may not be representative of future growth. We face competitive threats from well established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, we face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products. Any resulting litigation costs, settlement costs or royalty requirements could affect our profitability.

These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 9, 2009, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov or on the CSA’s website at http://www.sedar.com. These factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any intention or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law.
About Corel
Corel is one of the world’s top software companies with more than 100 million active users in over 75 countries. We develop software that helps people express their ideas and share their stories in more exciting, creative and persuasive ways. Through the years we’ve built a reputation for delivering innovative, trusted products that are easy to learn and use, helping people achieve new levels of productivity. The industry has responded with hundreds of awards for software innovation, design and value.
Our award-winning product portfolio includes some of the world’s most widely recognized and popular software brands, including CorelDRAW® Graphics Suite, Corel® Painter™, Corel DESIGNER® Technical Suite, Corel® Paint Shop Pro® Photo, VideoStudio®, WinDVD®, Corel® WordPerfect® Office and WinZip®. Our global headquarters are in Ottawa, Canada, with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan.
© 2009 Corel Corporation. All rights reserved. Corel, CorelDRAW, Painter, WordPerfect, and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered trademarks mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
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Contact Information:
Press:
Catherine Hughes, 613-728-0826 x1659
catherine.hughes@corel.com
or
Investor Relations:
Doug McCollam, 613-728-0826 x 1953
doug.mccollam@corel.com